                                                                   EXHIBIT 10.15
                              MCKESSON HBOC, INC.

                     1988 EXECUTIVE SURVIVOR BENEFITS PLAN
                     -------------------------------------
                         Amended as of January 27, 1999

A.   PURPOSE
     -------

     This Plan amends, restates and supersedes the 1988 Executive Survivor Benefits Plan in its entirety effective as of March 2, 1988. This Plan is established to enable the Company to attract and retain key executive personnel by providing survivor benefits to Executives' Beneficiaries.

B.   ERISA PLAN
     ----------

     This Plan is covered by Title I of ERISA as a welfare benefit plan.

C.   PARTICIPATION
     -------------

     1.   Selection by Board. The Board may select, at its discretion and from
          ------------------
time to time as it decides, the key Executives who participate in this Plan. Participation in the Plan shall be limited to those Executives of the Company who are selected by the Board. Selection of a key Executive to participate in the Plan may be evidenced by the terms of his Employment Agreement, if any, with the Company.

     2.   Election Not to Participate. An Executive may elect not to
          ---------------------------
participate in this Plan at any time; such election shall be in writing and shall become effective upon its receipt by the Administrator. No compensation or benefits in lieu of this Plan shall be paid to an Executive who elects not to participate, unless otherwise specifically approved by the Board. An election not to participate shall be irrevocable unless otherwise determined by the Board.

     3.   Insurability. Executives selected by the Board are not automatically
          ------------
entitled to the benefits provided under this Plan. Each Executive may be required to satisfy such requirements for insurability as the Company shall establish from time to time, if any, before he is entitled to benefits under this Plan.

     4.   Addition and Removal of Participants. The Board may, at its
          ------------------------------------
discretion and at any time, designate additional Executives to participate in the Plan and remove Executives from participation in the Plan. When an Executive is removed from participation in the Plan by the Board, his benefits, if any, shall be determined under Section E.

     5.   Notification of Participants. The Administrator shall annually notify
          ----------------------------
each Executive that he is a participant in the Plan and shall notify each Executive of the amount of his benefits under the Plan.

     6.   Relation to Other Plans. If an Executive participates in this Plan,
          -----------------------
he shall not participate in any other survivor benefit or life insurance plan or similar program solely for Company Executives unless otherwise specifically approved by the Administrator in writing. For example, any Executive who participates in this Plan shall not receive any life insurance benefits under the McKesson HBOC, Inc. 1984 Executive Insurance Plan, or its predecessor, the McKesson Executive Benefit Plan. This provision shall not preclude the Executive's participation in (i) any Company retirement plan, compensation plan, including but not limited to the Executive Benefit Retirement Plan, the Deferred Compensation Administration Plan and the 1985 Executives Elective Deferred Compensation Plan, or (ii) any group life insurance or survivor benefit plan, made generally available by the Company to all employees. This provision shall not preclude the payment of survivor benefits which are earned and payable under any Company retirement plan such as the plans listed in (i) above.

D.   SURVIVOR BENEFITS
     -----------------

     1.   Death of Executive While Employed. In the event of the death of an
          ---------------------------------
Executive while employed by the Company and except as provided in Sections D.3. and D.4. below, Company shall pay Executive's Beneficiary as soon as practicable thereafter a lump sum equal to: (i) the lesser of (a) three times the annual base salary of the Executive, or (b) $2,000,000; multiplied by (ii) the Tax Factor. The application of this Section D.1. is illustrated in Appendix I to this Plan.

     2.   Death of Executive After Approved Retirement. In the event of the
          --------------------------------------------
death of an Executive after his Approved Retirement and except as provided in Sections D.3. and D.4. below, Company shall pay Executive's Beneficiary as soon as practicable thereafter a lump sum equal to the lesser of (a) the amount of the proceeds from the life insurance policy or policies owned by the Company on the life of the Executive, and (b) (i) $500,000 for an Executive who retires on or before January 1, 1997, or (ii) $1,000,000 for an Executive who retires after January 1, 1997.

     3.   Limitations on Benefits. No survivor benefits shall be paid under
          -----------------------
this Section D. in the following circumstances:

          a. The Administrator shall determine in his discretion that Executive has provided false or misleading information regarding Executive's health or medical history that materially adversely affects the Company, or

          b. The Administrator shall determine in his discretion that Executive has committed suicide.

          For purposes of this Section D.3., the Administrator in his discretion may waive in writing the foregoing limitations in whole or in part, and all determinations by the Administrator shall be final.

     4.   Executives Removed from Participation, Etc. Except as otherwise
          -------------------------------------------
approved by the Administrator in writing and at his sole discretion, no survivor benefits shall be paid under this Section D. to any Beneficiary of an Executive
(i) who has elected not to participate under Section C.2. or (ii) who has been removed from Plan participation prior to his death, or (iii) subject to Section
L. below, with respect to whom the Plan has been terminated prior to his death.

E.   TERMINATION OF EMPLOYMENT OTHER
     -------------------------------
     THAN ON APPROVED RETIREMENT OR DEATH
     ------------------------------------

     1.   Basic Rule.
          ----------

          a. In the event of the death of an Executive after his termination of employment with the Company other than on Approved Retirement and except as provided in Section E.2. below, the Company shall pay Executive's Beneficiary a lump sum equal to (i) an amount calculated using the formula in Section D.2. above, subject to the limitations of Section D.3. above, (ii) multiplied by the Executive's Pro Rata Percentage, and (iii) reduced by the amount provided in Section E.1.c. below. Except as otherwise approved by the Administrator in writing and at his sole discretion, final annual base salary shall be determined as of the date of the Executive's termination of employment, for purposes of this Section E.1.a. The application of this Section E.1.a. is illustrated in Appendix II to the Plan.

          b. In the event of the death of an Executive after the Executive has been removed from Plan participation in accordance with Section C.4. ("removal") or with respect to whom the Plan has been terminated in accordance with Section
L. ("Plan termination") prior to his termination of employment, and except as provided in Section E.2. below, the Company shall pay Executive's Beneficiary a sum equal to the amount calculated as provided in Section E.1.a. above, but treating the Executive's date of "removal" or the date of the "Plan termination", whichever is applicable, as his date of termination of employment for purposes of calculating his Pro Rata Percentage and his final annual base salary.

          c. Any amount determined under Section E.1.a. or b. shall be reduced by any death or survivor benefit (other than a retirement benefit paid under a tax qualified retirement plan) payable on account of service rendered by the Executive to another employer after his termination of employment with the Company.

     2.   Limitations on Benefits. No benefits shall be paid under Section E.
          -----------------------
in the following circumstances:

          a. The Executive is terminated for cause; if the Executive has an Employment Agreement, "cause" shall be determined in accordance with the Employment Agreement, otherwise, "cause" shall be determined by the Administrator,

          b. The Executive has terminated his employment in violation of his Employment Agreement, if any; termination is in violation of an Employment Agreement if termination occurs before the end of the term of the Employment Agreement and is not allowed by the Employment Agreement (e.g., for "good reason"), or

          c. The Executive has not completed five or more years of participation (whether or not consecutive) in this Plan and its predecessors, the McKesson Corporation 1984 Executive Benefit Plan and the McKesson Corporation 1984 Management Benefit Plan; an Executive who would have completed five or more years (i) if his employment was not terminated by the Company in violation of his employment agreement or (ii) if his employment was not terminated for "good reason" under such Agreement, shall be treated as having such years o(Pounds) participation.

     3.   Pro Rata Percentage. An Executive's Pro Rata Percentage is the higher
          -------------------
of the following two percentages (but not exceeding 100%): the first percentage is determined by dividing the number of the Executive's whole months of employment with the Company by the number of whole months from the date that the Executive was first hired by the Company to the date that he will reach age 65, and multiplied by 100. The second percentage is determined by multiplying 4.44% by the number of his whole and partial years of completed employment with the Company.

     4.   Rules of Application.
          --------------------

          a.   Periods of Employment. For purposes of determining employment
               ---------------------
with the Company, periods that would be disregarded under the Retirement Plan on account of breaks in service shall be disregarded under this Section E.

     5.   Other Agreements. If an Executive's Employment Agreement provides for
          ----------------
higher survivor benefits than provided under this Section E., such higher benefit shall be paid.

     6.   Forfeiture on Other Terminations. Except as provided in this Section
          --------------------------------
E., and as provided elsewhere in this Plan with respect to the death of an Executive, on the death of the Executive, an Executive or his Beneficiary shall not be entitled to any benefits under this Plan, all obligations of the Company to the Executive and his Beneficiary under this Plan shall cease, and the Company shall have no further liability to the Executive or any other person under this Plan.

F.   SPECIAL FORFEITURE RULES
     ------------------------

     Any other provisions of this Plan to the contrary notwithstanding, if the Compensation Committee of the Board determines that any Executive engaged in any of the actions described in 2. below, the consequence set forth in 1. below shall result.

     1.   Forfeiture of Benefits. To the extent that the benefit that otherwise
          ----------------------
would be payable under the Plan upon the death of the Executive exceeds the benefit, if any, that would have been payable if the Executive had died on November 1, 1993, such excess portion shall be forfeited and shall not be payable under this Plan. In no event shall the amount payable under the Plan with respect to any Executive who is a participant in the Plan on October 27, 1993 be less than the amount, if any, determined pursuant to Section L.

     2.   Events Resulting in Forfeiture. The consequence described in 1. above
          ------------------------------
shall apply if the Executive, either before or after termination of employment with the Company:

          a. Accepts a position as a consultant to or an employee of a business enterprise that is in direct competition with any line of business engaged in by the Company at the time of the termination of the Executive's employment.

          b. Discloses to others, or takes or uses for his own purpose or the purpose of others, any trade secrets, confidential information, knowledge, data or know-how belonging to the Company and obtained by the Executive during the term of his employment, whether or not they are the Executive's work product. Examples of such confidential information or trade secrets include (but are not limited to) customer lists, supplier lists, pricing and cost data, computer programs, delivery routes, advertising plans, wage and salary data, financial information, research and development plans, processes, equipment, product information and all other types and categories of information as to which the Executive knows or has reason to know that the Company intends or expects secrecy to be maintained;

          c. Fails to promptly return all documents and other tangible items belonging to the Company in the Executive's possession or control, including all complete or partial copies, recordings, abstracts, notes or reproductions of any kind made from or about such documents or information contained therein, upon termination of employment, whether pursuant to an Approved Retirement or otherwise;

          d. Fails to provide the Company with at least thirty (30) days' written notice prior to directly or indirectly engaging in, becoming employed by, or rendering services, advice or assistance to any business in competition with the Company or any of its subsidiaries. As used herein, "business in competition" means any person, organization or enterprise which is engaged in or is about to become engaged in any line of business engaged in by the Company at the time of the termination of the Executive's employment with the Company;

          e. Fails to inform any new employer, before accepting employment, of the terms of this section and of the Executive's continuing obligation to maintain the confidentiality of the trade secrets and other confidential information belonging to the Company and obtained by the Executive during the term of his employment with the Company;

          f. Induces or attempts to induce, directly or indirectly, any of the Company's customers, employees, representatives or consultants to terminate, discontinue or cease working with or for the Company, or to breach any contract with the Company, in order to work with or for, or enter into a contract with, the Executive or any third party; or

          g. Engages in conduct which is not in good faith and which disrupts, damages, impairs or interferes with the business, reputation or employees of the Company.

     The Compensation Committee of the Board shall determine in its sole discretion whether the Executive has engaged in any of the acts set forth in (a.) through (g.) above, and its determination shall be conclusive and binding on all interested persons.

     Any provision of this section which is determined by a court of competent jurisdiction to be invalid or unenforceable shall be construed or limited in a manner that is valid and enforceable and that comes closest to the business objectives intended by such invalid or unenforceable provision, without invalidating or rendering unenforceable the remaining provisions of this section.

G.   WITHHOLDING
     -----------

     The Executive or any Beneficiary shall make appropriate arrangements with the Company for the satisfaction o(Pounds) any federal, state or local income tax withholding requirements and social security or other employee tax requirements applicable to the provision of benefits under this Plan. If no such arrangements are made, the Company may provide, at its discretion, for such withholding and tax payments as may be required.

H.   ADMINISTRATION OF THE PLAN
     --------------------------

     1.   In General. The Plan shall be administered by the Senior Vice
          ----------
President, Human Resources and Administration of the Company under the direction of the Compensation Committee of the Board. If the Senior Vice President, Human Resources and Administration is an Executive participating in the Plan, then any discretionary action he takes as Administrator which directly affects him as Executive shall be specifically approved by the Compensation Committee. The Compensation Committee shall have the ultimate responsibility to interpret the Plan and shall adopt such rules and regulations for carrying out the Plan as it may deem necessary or appropriate. Decisions of the Compensation Committee shall be final and binding on all parties who have an interest in the Plan.

     2.   Elections and Notices.  All elections and notices made by an Executive
          ---------------------
under this Plan shall be in writing and filed with the Administrator.

     3.   Action By Board of Directors.  The Board may act under this Plan in
          ----------------------------
accordance with its normal procedures and practice, including, but not limited to, delegation of its authority to select key Executives to participate in this plan.

I.   BENEFICIARY DESIGNATIONS
     ------------------------

     Each Executive may designate one or more Beneficiaries and contingent Beneficiaries entitled to the survivor benefits under this Plan in a signed writing delivered to the Administrator. An Executive may designate different Beneficiaries at any time by delivering a new designation in like manner. Any designation shall become effective only upon its receipt by the Administrator, and the last effective designation received by the Administrator shall revoke and supersede all prior designations. If an Executive dies without having effectively designated a Beneficiary, or if no designated Beneficiary survives the Executive, the survivor benefit provided under this Plan shall be paid to the Executive's surviving spouse or, if the Executive is not survived by his or her spouse, such survivor benefit shall be paid to the following first named persons who survive him or her:

     1. the Executive's descendants in equal shares and the descendants of any deceased descendants by right of representation;

     2.   the Executive's parents, in equal shares;

     3. the Executive's siblings in equal shares and the descendants of any deceased siblings by right of representation; or

     4.   the executors and/or administrators of the Executive's estate.

J.   SOURCE OF PAYMENT
     -----------------

     Amounts paid under Section D.2. of this Plan shall be paid from insurance policy proceeds on the life of the Executive. Amounts paid under Section D.1. may be paid from insurance policy proceeds on the life of the Executive or from the general funds of the Company, and each Executive and his or her Beneficiary shall be no more than an unsecured general creditor of the Company with no special or prior right to any assets of the Company for payment of any obligations hereunder. Nothing contained in this Plan shall be deemed to create a trust of any kind for the benefit of any Executive or Beneficiary, or create any fiduciary relationship between the Company and any Executive or Beneficiary with respect to any assets of the Company.

K.   ASSIGNABILITY OF BENEFITS
     -------------------------

     The benefits provided under this Plan and a Beneficiary's rights may not be alienated, assigned, transferred, pledged, or hypothecated by any person, at any time, unless such benefits are payable from the proceeds of an insurance policy. Such benefits shall be exempt from the claims of creditors or other claimants and from all orders, decrees, levies, garnishments, or executions to the fullest extent allowed by law.

L.   AMENDMENT OR TERMINATION OF THE PLAN
     ------------------------------------

     The Board may at any time amend, alter, modify or terminate the Plan. Such action shall not reduce the benefits provided under this Plan with respect to any Executive whose employment has terminated before such action. Also, such action shall not reduce the benefits provided under this Plan with respect to any Executive who is participating in the Plan at the time of such action below the amount provided in Section E., treating for purposes of Section E. the amendment, alteration, modification, or termination which adversely affects the Executive as though it were a termination of employment. An illustration of the calculation of benefits in the event of termination of the Plan under this Section L. is attached as Appendix III.

M.   DEFINITIONS
     -----------

     For the purposes of the Plan, the following terms shall have the meanings indicated:

     1.   "Administrator" shall mean the person specified in Section H.

     2. "Approved Retirement" shall mean any termination of employment with the Company after attainment of age 65 or any retirement before age 65 with the approval of the Board.

     3. "Beneficiary" shall mean the beneficiary or beneficiaries entitled to death benefits under this Plan, as designated by Executive or otherwise provided in Section I.

     4. "Board" shall mean the Board of Directors of McKesson HBOC, Inc., a Delaware corporation.

     5. "Company" shall mean McKesson HBOC, Inc., a Delaware corporation, and any member of its controlled group as defined by Sections 414(b) and 414(c) of the Internal Revenue Code of 1986.

     6. "Employment Agreement" shall mean the written contract of employment, if any, between an Executive and the Company.

     7. "Executive" shall mean an employee of the Company selected by the Board to participate in this Plan pursuant to Section C.

     8. "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

     9.   "Pro Rata Percentage" shall mean the percentage determined in Section
E.3.

     10.  "Retirement Plan" shall mean the McKesson HBOC, Inc. Retirement Plan.

     11. "Tax Factor" shall mean one divided by one minus the Top Marginal Rate of Tax.

     12. "Top Marginal Rate of Tax" shall be the highest combined marginal individual federal and state income tax rate, if any, (giving effect to any deduction then allowable for federal tax purposes for the state income tax) for the year survivor benefits are paid to Executive's Beneficiary under this Plan. For example, if the highest marginal individual federal and state income tax rates are 28% and 10% respectively and the state income tax is deductible for federal tax purposes, the Top Marginal Rate would be 35.2% as follows: [($1.00 x 10% =

$.10 state income tax)] + [($.90 federal taxable income of $1.00 - $.10 state income tax) x 28% = $.252 federal income tax] = $.352 total state and federal tax, or 35.2%. For purposes of determining the Top Marginal Rate of Tax, the Administrator in his discretion shall determine the highest marginal individual federal and state income tax rates to be used (including without limitation whether, and if so to what extent, surtaxes or similar taxes shall be applicable, and what state income tax, if any, shall be applicable), and all such determinations and all calculations made by the Administrator hereunder shall be final.

N.   MISCELLANEOUS
     -------------

     1.   Fiduciary Insurance.  The Company may purchase insurance for its
          -------------------
directors, officers, employees and agents to cover potential liability arising from their acts and omissions concerning this Plan.

     2.   Applicable Law; Severability.  The Plan hereby created shall be
          ----------------------------
construed, administered and governed in all respects in accordance with ERISA and the laws of the State of California to the extent the latter are not preempted by ERISA. If any provision of this instrument shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions hereof shall continue to be fully effective.



Executed effective as of January 27, 1999.

McKESSON HBOC, INC.


By  ______________________________________
    E. Christine Rumsey
    Senior Vice President, Human Resources and Administration

                              MCKESSON HBOC, INC.
                     1988 EXECUTIVE SURVIVOR BENEFITS PLAN
                     -------------------------------------

                                   Appendix I
                                   ----------

This Appendix illustrates the calculation of benefits under Section D.1. of the Plan.



A.   Assumptions
     -----------

     Executive is subject to California Income Tax.

     Executive's annual base salary:$350,000
     Top Marginal Rate of Tax:
               Top Federal Rate:28.0%
               Top California Rate:10.0%
     "Top Marginal Rate of Tax":
               .10 + [(1.0 - .10) x .28]35.2%
     "Tax Factor":
               1/(1 - .352)1.543



B.   Survivor Benefit on Death Before Approved Retirement
     ----------------------------------------------------

     Lesser of (a) $1,000,000 or (b) (3 x $350,000)
               multiplied by
     Tax Factor
               equals
     $1,000,000 x 1.543,
               which yields a benefit of:
     $1,543,000
     ==========

                              MCKESSON HBOC, INC.
                     1988 EXECUTIVE SURVIVOR BENEFITS PLAN
                     -------------------------------------

                                  Appendix II
                                  -----------

This Appendix illustrates the calculation of benefits under Section E.1.a. of the Plan.

An Executive is hired at age 50, his employment is terminated at age 60, and he otherwise qualifies for a benefit under Section E. On the death of this Executive, a benefit will be paid to his Beneficiary equal to the Pro Rata Percentage (see calculation below) times 1-1/2 times the Executive's final annual base compensation at the date of his termination of employment (or $500,000, if smaller) multiplied by the Tax Factor, and reduced by any death or survivor benefit payable to a beneficiary of the Executive on account of service rendered to another employer as provided in Section E.1.c. If the above Executive's annual base compensation was $300,000 at the date of his termination of employment and the Tax Factor at the date the benefit is paid is 1.543, the benefit payable to his Beneficiary would be $462,900, calculated as follows:

The Executive's Pro Rata Percentage is 66-2/3%, calculated as follows:

     The greater of (a) number of whole months of employment divided by total whole months from date of hire to age 65, or (b) 4.44% times whole and partial years of completed employment, or 120 months - 180 months = 66-
                                            --
     2/3%, which is greater than 4.44% x 10 years = 44.4%.

The Executive's benefit is:

     Pro Rata Percentage x [1-1/2 of final base compensation (1-1/2 x $300,000 = $450,000) or $500,000, if smaller] x Tax Factor

     66-2/3% x $450,000 x 1.543 = $462,900.
                                  --------

                              MCKESSON HBOC, INC.
                     1988 EXECUTIVE SURVIVOR BENEFITS PLAN
                     -------------------------------------

                                  Appendix III
                                  ------------

This Appendix illustrates the calculation of benefits in the event of termination of the Plan under Section L.

A.   Assumptions
     -----------

     Executive's age at date of hire:40
     Executive's age
               at date of termination of this plan:55
     Executive's annual base salary
               at date of termination of this plan:$300,000
     Executive's "Tax Factor" for the year
               benefits are paid (see Section L.11
               and Appendix I)1.543


B.   Survivor Benefits Under Section L
     ---------------------------------

     Under Section L., benefits are determined under Section E. by treating the date the plan is terminated as the date the Executive terminated employment, as follows:

     Pro Rata Percentage:66-2/3%
     ---------------------------

     Greater of (a) whole months of service divided by total whole months from hire to age 65 or (b) 4.44% times whole and partial years of service, a greater of 60% (180 - 300 = 60%) or 66-2/3% (4.44 x 15 years of service)

     Benefit:$452,900
     ----------------

     66-2/3% times (1-1/2 of $300,000, or $500,000 if smaller) times "Tax
     Factor" (1.543)

               (66% x $450,000) x 1.543 =
               $300,000 x 1.543 =
               $462,900
               ========